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                                                                Exhibit 3.7

                            CERTIFICATE OF FORMATION

                                       OF

                        NORTH SAFETY MEXICO HOLDINGS LLC

1.   The name of the limited liability company is North Safety Mexico Holdings
LLC

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of North Safety Mexico Holdings LLC this Fifteenth day of September, 1997.

                                             /s/ James Spool
                                             -----------------------------------
                                             James Spool, Authorized Person

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
(DEL. - LLC 3239- 3/7/95)                               DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 09/15/1997
                                                          971307962 - 2796570